UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): April 14, 2011 (April 14, 2011)

EPL INTERMEDIATE, INC.
(Exact name of registrant as specified in its charter)

Delaware	333-115644	13-4092105
(State or Other Jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification Number)

3535 Harbor Blvd. Suite 100, Costa Mesa, California 92626
(Address of principal executive offices, including zip code)

(714) 599-5000
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.  Other Events.

On April 14, 2011, EPL Intermediate, Inc. (the “Company”) directed The Bank of New York Mellon Trust Company, N.A., as trustee under the indenture (the “Indenture”) governing the Company’s 14½% Senior Discount Notes due 2014 (the “Notes”), to give a notice of redemption to holders of the Notes to redeem on May 15, 2011 (the “Redemption Date”) a portion of the Notes equal to $10,144,000, the Mandatory Principal Redemption Amount (as defined in the Indenture), at a redemption price equal to 104.500% of the Accreted Value (as defined in the Indenture) of such portion of the Notes, plus accrued and unpaid interest on the Notes to, but not including, the Redemption Date. The partial redemption will be made in accordance with the terms of the Indenture.  A copy of the press release, dated April 14, 2011, announcing the Company’s partial redemption of the Notes is attached as Exhibit 99.1 hereto and is incorporated herein by reference.

Item 9.01.  Financial Statements and Exhibits.

The following exhibits are filed herewith:

(d) Exhibits.

Exhibit No.	Description
99.1	Press release dated April 14, 2011 announcing a partial redemption of the Company’s 14½% Senior Discount Notes due 2014

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EPL INTERMEDIATE, INC.

Dated: April 14, 2011	By:	/s/ Jerry L. Lovejoy
Name: Jerry L. Lovejoy
Title: Senior Vice President and General Counsel

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press release dated April 14, 2011 announcing a partial redemption of the Company’s 14½% Senior Discount Notes due 2014